Exhibit 99.1

NEWS RELEASE
For more information contact:
FEI Company
Jason Willey
Investor Relations Director
jason.willey@fei.com
(503) 726-2533

FEI Reports Second-Quarter Results
Bookings of $259.0 Million and Revenue of $237.0 Million
GAAP EPS of $0.59 and Non-GAAP EPS of $0.70

HILLSBORO, Ore., July 30, 2014 -- FEI Company (Nasdaq:FEIC) reported results for second quarter of 2014. Bookings of $259.0 million were the highest for any quarter in the company’s history and revenue was the highest ever for a second quarter.
Revenue of $237.0 million was up 6.5% compared to $222.5 million in the second quarter of 2013 and up 4.7% compared to $226.3 million in the first quarter of 2014.
Diluted earnings per share computed on the basis of accounting principles generally accepted in the United States ("GAAP") were $0.59, compared with $0.72 in the second quarter of 2013 and $0.59 in the first quarter of 2014. Net income for the quarter was $24.9 million, compared with $30.0 million in the second quarter of 2013 and $25.1 million in the first quarter of 2014.
Diluted earnings per share computed on a non-GAAP basis were $0.70, compared with $0.72 in the second quarter of 2013 and $0.61 in the first quarter of 2014. Non-GAAP net income for the quarter was $29.7 million, compared with $30.3 million in the second quarter of 2013 and $26.2 million in the first quarter of 2014.
Bookings in the second quarter were at record levels for the company at $259.0 million, up 9.0% compared with bookings of $237.7 million in the second quarter of 2013 and up 4.7% from $247.3 million in the first quarter of 2014. The book-to-bill ratio in the quarter was 1.09-to-1 and the backlog at the end of the quarter was $516.7 million, an increase of $43.1 million since the beginning of 2014.
The gross margin in the second quarter was 46.4%, compared with 48.0% in the second quarter of 2013 and 47.0% in the first quarter of 2014.
“We had another strong quarter of bookings,” commented Don Kania, president and CEO, “with a significant recovery and a record total in the Science Group, offset by bookings weakness from Industry customers. Revenue from semiconductor customers in our Industry Group was at record levels, and revenue and earnings overall were within our guidance ranges.
“Looking forward, we expect third quarter revenue similar to the second quarter. Recent bookings momentum and a healthy backlog position the company for a strong fourth quarter.”
Total cash, investments and restricted cash at the end of the quarter was $510.2 million, a decrease of $38.5 million from the end of the first quarter. Cash flow provided by operating activities was $16.0 million. During the quarter, the company spent $30.5 million to repurchase 374,000 shares of its common stock, paid cash dividends of $5.1 million and spent $19.0 million on plant and equipment, principally to complete the new leased facility in the Czech Republic.

Outlook
For the third quarter of 2014, revenue is expected to be in the range of $228.0 million to $243.0 million. GAAP earnings per share are expected to be in the range of $0.35 to $0.45. GAAP earnings guidance for the third quarter includes restructuring and costs related to the move to the company’s new leased facility in the Czech Republic of approximately $13.0 million to $13.6 million. Non-GAAP earnings per share are expected to be in the range of $0.60 to $0.70. The effective tax rate is expected to be approximately 19%.
Revenue for the full year is now expected to be 5% to 7% greater than 2013.
Non-GAAP Financial Measures
This press release reports FEI's results on a GAAP basis as well as on a non-GAAP basis. Non-GAAP net income, diluted earnings per share, operating expenses, operating income, cost of sales and gross margin exclude certain costs for asset impairments, inventory write-downs and severance related to the company’s facilities consolidation and relocation efforts, acceleration of an acquisition-related earn-out provision and related tax impacts. A reconciliation of these charges and benefits along with their impact on net income and earnings per share is included in a table attached to this press release, along with GAAP statements of operations, balance sheets, additional supplementary information and summary cash flow information.
FEI's management uses these non-GAAP financial measures because they exclude items that are generally not directly related to the performance of the company's core business operations and therefore provides useful supplemental information to management and investors regarding the performance of the company's business operations, facilitates comparisons to the company's historical operating results and enhances investors' ability to review FEI's business from the same perspective as FEI's management.
These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for any other performance measure determined in accordance with GAAP. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, including that other companies may calculate similar non-GAAP financial measures differently, limiting their usefulness as a comparative tool. The company compensates for these limitations by providing specific information regarding the GAAP amounts included in or excluded from the non-GAAP financial measures. The company further compensates for the limitations of its use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures included with this press release with our GAAP net income and net income per diluted share.
Investor Conference Call -- 2:00 p.m. Pacific time, Wednesday, July 30, 2014
Parties interested in listening to FEI's quarterly conference call may do so by dialing 1-888-510-1785 (U.S., toll-free) or +1-719-325-2177 (international and toll), with the conference title: FEI Second Quarter Earnings Call, Conference ID 5370708. A telephone replay of the call will be available at 1-888-203-1112 (U.S., toll-free) or +1-719-457-0820 (international and toll) with the passcode: 5370708. The call can also be accessed via the web by going to FEI's Investor Relations page at www.fei.com, where the webcast will also be archived.

Safe Harbor Statement
This news release contains forward-looking statements that include guidance for revenue and earnings per share for the third quarter of 2014, revenue growth expectations for 2014 compared with 2013, the impact of certain items on our results for the quarter, and assumptions about tax rates. Forward-looking statements may also be identified by words and phrases that refer to future expectations, such as "guidance", "guiding", "forecast", "toward", "plan", "expect", "expects", "are expected", "is expected", "will", "projecting", "looking forward" and other similar words and phrases. Factors that could affect these forward-looking statements include, but are not limited to: the global economic environment; lower than expected customer orders, including for recently-introduced products; potential weakness of the Science and Industry market segments; potential disruption in manufacturing or unexpected additional costs due to the transition from older to newer products; potential delayed or reduced governmental spending to support expected orders; potential disruption in the company's operations due to organizational changes; cyclical changes in the semiconductor industry, which is a major component of Industry market segment revenue; the relative mix of higher-margin and lower-margin products; potential for increased volatility resulting from larger sales transactions; risks associated with a high percentage of the company's revenue coming from "turns" business, when the order for a product is placed by the customer in the same quarter as the planned shipment, and risks associated with building and shipping a high percentage of the company’s quarterly revenue in the last month of the quarter; delays in meeting all accounting requirements for revenue recognition; fluctuations in foreign exchange rates, which can affect margins or the competitive pricing of our products; additional costs related to future merger and acquisition activity; failure of the company to achieve anticipated benefits of acquisitions and collaborations, including failure to achieve financial goals and integrate acquisitions successfully; reduced profitability due to failure to achieve or sustain margin improvement in service or product manufacturing; failure to achieve improved operational efficiency and other benefits from infrastructure investments and restructuring activities; changes to current restructuring activities, including greater than estimated costs, or potential additional restructurings and reorganizations; potential customer cancellations or requests to defer planned shipments; changes in backlog and the timing of shipments from backlog; inability to deploy products as expected or delays in shipping products due to technical problems or barriers, especially with regard to recently introduced TEM products; potential shipment or supply chain disruptions; and additional selling, general and administrative or research and development expenses. Please also refer to our Form 10-K, Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission for additional information on these factors and other factors that could cause actual results to differ materially from the forward-looking statements. FEI assumes no duty to update forward-looking statements.
About FEI
FEI Company (Nasdaq: FEIC) designs, manufactures and supports a broad range of high-performance microscopy workflow solutions that provide images and answers at the micro-, nano- and picometer scales. Its innovation and leadership enable customers in industry and science to increase productivity and make breakthrough discoveries. Headquartered in Hillsboro, Ore., USA, FEI has over 2,600 employees and sales and service operations in more than 50 countries around the world. More information can be found at: www.fei.com.

FEI Company and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 29, 2014	March 30, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$272,372	$317,666	$384,170
Short-term investments in marketable securities	125,945	120,832	108,191
Short-term restricted cash	19,176	14,926	18,798
Receivables, net	225,174	206,906	194,418
Inventories, net	195,712	192,551	181,725
Deferred tax assets	10,670	9,884	15,114
Other current assets	35,913	30,089	28,324
Total current assets	884,962	892,854	930,740
Non-current investments in marketable securities	57,643	60,740	47,278
Long-term restricted cash	35,075	34,589	32,718
Non-current inventories	57,326	59,295	62,104
Property plant and equipment, net	171,937	163,447	157,829
Intangible assets, net	65,121	67,637	47,197
Goodwill	184,994	184,260	136,152
Deferred tax assets	7,528	4,261	1,751
Other assets, net	13,668	10,517	10,315
TOTAL	$1,478,254	$1,477,600	$1,426,084
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$87,975	$94,311	$73,247
Accrued liabilities	53,743	47,802	57,851
Deferred revenue	91,033	93,098	91,563
Income taxes payable	8,651	3,135	4,579
Accrued restructuring, reorganization and relocation	1,398	897	50
Other current liabilities	52,331	51,208	46,324
Total current liabilities	295,131	290,451	273,614
Other liabilities	83,703	80,648	74,902
SHAREHOLDERS’ EQUITY:
Preferred stock - 500 shares authorized; none issued and outstanding	—	—	—
Common stock - 70,000 shares authorized; 41,961, 42,255 and 42,136 shares issued and outstanding at June 29, 2014, March 30, 2014 and December 31, 2013	626,814	646,531	637,482
Retained earnings	427,307	412,938	392,958
Accumulated other comprehensive income	45,299	47,032	47,128
Total shareholders’ equity	1,099,420	1,106,501	1,077,568
TOTAL	$1,478,254	$1,477,600	$1,426,084

FEI Company and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended			Twenty-Six Weeks Ended
	June 29, 2014	March 30, 2014	June 30, 2013	June 29, 2014	June 30, 2013
NET SALES:
Products	$179,030	$169,298	$170,337	$348,328	$339,832
Service	57,925	56,966	52,141	114,892	103,835
Total net sales	236,955	226,264	222,478	463,220	443,667
COST OF SALES:
Products	92,077	86,595	82,680	178,673	167,863
Service	35,027	33,345	32,901	68,371	66,356
Total cost of sales	127,104	119,940	115,581	247,044	234,219
Gross margin	109,851	106,324	106,897	216,176	209,448
OPERATING EXPENSES:
Research and development	26,221	25,646	25,413	51,866	50,222
Selling, general and administrative	50,587	48,462	42,639	99,050	86,163
Restructuring, reorganization and relocation	2,228	1,331	395	3,559	1,090
Total operating expenses	79,036	75,439	68,447	154,475	137,475
OPERATING INCOME	30,815	30,885	38,450	61,701	71,973
OTHER EXPENSE, NET	(806)	(270)	(1,452)	(1,076)	(2,957)
INCOME BEFORE TAXES	30,009	30,615	36,998	60,625	69,016
INCOME TAX EXPENSE	5,061	5,537	7,005	10,599	12,222
NET INCOME	$24,948	$25,078	$29,993	$50,026	$56,794
BASIC NET INCOME PER SHARE DATA	$0.59	$0.59	$0.76	$1.19	$1.46
DILUTED NET INCOME PER SHARE DATA	$0.59	$0.59	$0.72	$1.17	$1.36
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	42,080	42,191	39,496	42,135	39,012
Diluted	42,627	42,772	42,281	42,701	42,227

FEI Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Thirteen Weeks Ended (1)			Twenty-Six Weeks Ended (1)
	June 29, 2014	March 30, 2014	June 30, 2013	June 29, 2014	June 30, 2013
NET SALES:
Products	75.6%	74.8%	76.6%	75.2%	76.6%
Service	24.4	25.2	23.4	24.8	23.4
Total net sales	100.0%	100.0%	100.0%	100.0%	100.0%
COST OF SALES:
Products	38.9%	38.3%	37.2%	38.6%	37.8%
Service	14.8	14.7	14.8	14.8	15.0
Total cost of sales	53.6%	53.0%	52.0%	53.3%	52.8%
GROSS MARGIN:
Products	48.6%	48.9%	51.5%	48.7%	50.6%
Service	39.5	41.5	36.9	40.5	36.1
Gross margin	46.4	47.0	48.0	46.7	47.2
OPERATING EXPENSES:
Research and development	11.1%	11.3%	11.4%	11.2%	11.3%
Selling, general and administrative	21.3	21.4	19.2	21.4	19.4
Restructuring, reorganization and relocation	0.9	0.6	0.2	0.8	0.2
Total operating expenses	33.4%	33.3%	30.8%	33.3%	31.0%
OPERATING INCOME	13.0%	13.6%	17.3%	13.3%	16.2%
OTHER EXPENSE, NET	(0.3)%	(0.1)%	(0.7)%	(0.2)%	(0.7)%
INCOME BEFORE TAXES	12.7%	13.5%	16.6%	13.1%	15.6%
INCOME TAX EXPENSE	2.1%	2.4%	3.1%	2.3%	2.8%
NET INCOME	10.5%	11.1%	13.5%	10.8%	12.8%

(1)	Percentages may not add due to rounding.

FEI Company and Subsidiaries
Non-GAAP Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended (2)			Twenty-Six Weeks Ended (2)
	June 29, 2014	March 30, 2014	June 30, 2013	June 29, 2014	June 30, 2013
GAAP Gross Margin	$109,851	$106,324	$106,897	$216,176	$209,448
Adjustment for:
Inventory write-off	755	—	—	755	—
Non-GAAP Gross Margin	$110,606	$106,324	$106,897	$216,931	$209,448

GAAP Operating Expenses	$79,036	$75,439	$68,447	$154,475	$137,475
Adjustment for:
Acceleration of acquisition-related earn-out	(2,500)	—	—	(2,500)	—
Impairment and other asset write-offs	(466)	—	—	(466)	—
Restructuring activities	(2,228)	(1,331)	(395)	(3,559)	(1,090)
Non-GAAP Operating Expenses	$73,842	$74,108	$68,052	$147,950	$136,385

GAAP Operating Income	$30,815	$30,885	$38,450	$61,701	$71,973
Adjustment for:
Inventory write-off	755	—	—	755	—
Acceleration of acquisition-related earn-out	2,500	—	—	2,500	—
Impairment and other asset write-offs	466	—	—	466	—
Restructuring activities	2,228	1,331	395	3,559	1,090
Non-GAAP Operating Income	$36,764	$32,216	$38,845	$68,981	$73,063

GAAP Net Income	$24,948	$25,078	$29,993	$50,026	$56,794
Adjustment for:
Inventory write-off, net of tax	607	—	—	607	—
Acceleration of acquisition-related earn-out, net of tax	2,011	—	—	2,011	—
Impairment and other asset write-offs, net of tax	375	—	—	375	—
Restructuring activities, net of tax	1,792	1,081	317	2,863	874
Non-GAAP Net Income	$29,733	$26,159	$30,310	$55,882	$57,668

GAAP Diluted Net Income Per Share	$0.59	$0.59	$0.72	$1.17	$1.36
Adjustment for:
Inventory write-off	0.01	—	—	0.01	—
Acceleration of acquisition-related earn-out	0.05	—	—	0.05	—
Impairment and other asset write-offs	0.01	—	—	0.01	—
Restructuring activities	0.04	0.03	0.01	0.07	0.02
Non-GAAP Diluted Net Income Per Share	$0.70	$0.61	$0.72	$1.31	$1.38

(2) Diluted net income per share amounts may not add due to rounding.

FEI Company and Subsidiaries
Reconciliation of Forward-Looking Non-GAAP Information
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 28, 2014
	Low Range Guidance	High Range Guidance
GAAP Net Income	$15,000	$19,000
Adjustment for:
Restructuring, reorganization and relocation (3)	10,000	10,300
Move and other costs for new facility in Czech Republic	3,000	3,300
Income tax effect of above adjustments	(2,470)	(2,584)
Non-GAAP Net Income	$25,530	$30,016

GAAP Net Income Per Share	$0.35	$0.45
Non-GAAP Net Income Per Share	$0.60	$0.70

Shares Used in Above Calculations	42,600	42,600

(3) Principally severance costs.

FEI Company and Subsidiaries
Consolidated Summary of Cash Flows
(In thousands)
(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Net Income	$24,948	$29,993	$50,026	$56,794
Depreciation	7,574	5,640	14,640	11,451
Amortization	3,667	2,691	6,864	5,248
Stock-based compensation	5,823	4,348	10,961	8,712
Other changes in working capital	(26,036)	14,042	(38,067)	9,323
Net cash provided by operating activities	15,976	56,714	44,424	91,528

Acquisition of property, plant and equipment	(18,986)	(37,522)	(23,322)	(42,566)
Payments for acquisitions, net of cash acquired	(434)	—	(65,049)	—
Other investing activities	(7,512)	9,094	(31,599)	(11,347)
Net cash used in investing activities	(26,932)	(28,428)	(119,970)	(53,913)

Dividends paid on common stock	(5,071)	(3,085)	(10,129)	(6,164)
Repurchases of common stock	(30,479)	—	(30,479)	—
Other financing activities	2,145	3,005	8,560	7,373
Net cash (used in) provided by financing activities	(33,405)	(80)	(32,048)	1,209

Effect of exchange rate changes	(933)	4,189	(4,204)	(1,056)
(Decrease) increase in cash and cash equivalents	$(45,294)	$32,395	$(111,798)	$37,768
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for income taxes, net	$6,172	$3,548	$9,883	$6,204
Accrued purchases of plant and equipment	4,619	—	4,619	—

FEI Company and Subsidiaries
Supplemental Data Table
($ in millions, except per share amounts)
(Unaudited)

	Q2 Ended June 29, 2014	Q1 Ended March 30, 2014	Q2 Ended June 30, 2013	Twenty-Six Weeks Ended June 29, 2014	Twenty-Six Weeks Ended June 30, 2013
Income Statement Highlights
Consolidated sales	$237.0	$226.3	$222.5	$463.2	$443.7
Gross margin	46.4%	47.0%	48.0%	46.7%	47.2%
Net income	$24.9	$25.1	$30.0	$50.0	$56.8
Diluted net income per share	$0.59	$0.59	$0.72	$1.17	$1.36
Sales and Bookings Highlights
Sales by Segment
Industry Group	$127.2	$106.5	$103.7	$233.7	$202.8
Science Group	109.8	119.8	118.8	229.5	240.9
Sales by Geography
USA & Canada	$80.5	$72.3	$61.5	$152.7	$130.2
Europe	63.6	67.0	70.5	130.6	136.2
Asia-Pacific and Rest of World	92.9	87.0	90.5	179.9	177.3
Gross Margin by Segment
Industry Group	50.4%	52.7%	51.9%	51.5%	51.4%
Science Group	41.7	41.9	44.7	41.8	43.6
Bookings and Backlog
Bookings - Total	$259.0	$247.3	$237.7	$506.3	$468.4
Book-to-bill Ratio	1.09	1.09	1.07	1.09	1.06
Backlog - Total	$516.7	$494.6	$449.5	$516.7	$449.5
Backlog - Service	143.5	133.0	120.5	143.5	120.5
Bookings by Segment
Industry Group	$109.9	$123.2	$106.9	$233.1	$211.4
Science Group	149.1	124.1	130.8	273.2	257.0
Bookings by Geography
USA & Canada	$86.4	$58.1	$79.2	$144.5	$134.7
Europe	73.3	92.7	59.1	166.0	123.1
Asia-Pacific and Rest of World	99.3	96.5	99.4	195.8	210.6
Balance Sheet and Other Highlights
Cash, equivalents, investments, restricted cash	$510.2	$548.8	$464.3	$510.2	$464.3
Days sales outstanding (DSO)	87	83	81	87	81
Days in inventory	181	189	197	181	197
Days in payables (DPO)	63	72	46	63	46
Cash Cycle (DSO + Days in Inv - DPO)	205	200	232	205	232
Working capital	$589.8	$602.4	$614.5	$589.8	$614.5
Headcount (permanent and temporary)	2,689	2,636	2,568	2,689	2,568
Euro average rate	1.37	1.37	1.30	1.37	1.31
Euro ending rate	1.36	1.37	1.31	1.36	1.31
Yen average rate	102.18	102.74	98.76	102.46	95.27
Yen ending rate	101.37	102.33	99.03	101.37	99.03